Calculation of Filing Fee Tables
S-8
Castellum, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	9,000,000	$ 1.11	$ 9,990,000.00	0.0001531	$ 1,529.47
Total Offering Amounts:						$ 9,990,000.00		$ 1,529.47
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,529.47
Offering Note
[1]	Related to Amount Registered above, pursuant to Rule 416 of the Securities Act of 1933, the registration statement on Form S-8 to which this exhibit relates (the "Registration Statement") shall also cover any additional shares of Castellum, Inc.'s (the "Registrant") Common Stock, par value $0.0001 per share ("Common Stock"), which become issuable under the Castellum, Inc. Second Amended 2021 Stock Incentive Plan pursuant to the Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of the Registrant's outstanding shares of Common Stock. Related to Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price above, these amounts are estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and proposed maximum aggregate offering price are based on the reported average of the high and low prices of Common Stock as reported on the NYSE American on September 11, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A